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                      AMERCO and Consolidated Subsidiaries

Exhibit 12.  Statement Re: Computation of Ratios

                                                         Year end
                                          -------------------------------------
                                           2001    2000    1999    1998    1997
                                          -------------------------------------
Pretax earnings from operations         $  24.0   102.7    97.6    76.3    83.5
Plus:  Interest expense                    87.8    81.5    73.7    79.4    76.0
       Preferred stock dividends           13.0    13.6    17.4    20.8    16.9
       Amortization of debt expense
         and discounts                      0.8     0.5     0.3     0.3     0.1
       A portion of rental expense
         (1/3)                             59.5    45.3    39.6    30.0    28.6
                                          -------------------------------------

     Subtotal (A)                         185.1   243.6   228.6   206.8   205.1
                                          -------------------------------------


Divided by:


Fixed charges:
  Interest expense                         87.8    81.5    73.7    79.4    76.0
  Preferred stock dividends                13.0    13.6    17.4    20.8    16.9
  A portion of rental expense (1/3)        59.5    45.3    39.6    30.0    28.6
  Interest capitalized during the
    period                                  2.5     1.4     0.9     2.2     3.4
  Amortization of debt expense
    and discounts                           0.8     0.5     0.3     0.3     0.1
                                          -------------------------------------


     Subtotal (B)                       $ 163.6   142.3   131.9   132.7   125.0
                                          -------------------------------------

     Ratio of earnings to fixed
       charges (A)/(B)                     1.13    1.71    1.73    1.56    1.64
                                          =====================================

     AMERCO believes that one-third of AMERCO's annual rental expense is a reasonable approximation of the interest factor of such rentals.